Exhibit 99.1

PLX Technology, Inc. Reports Fourth Quarter, Fiscal Year 2008 Financial Results

  Oxford Acquisition Gives the Company a Leadership Position in the Consumer Storage Market
  Significant Cost Reductions to Lower Operating Expenses by 30 Percent from Consolidated Q408 Levels

SUNNYVALE, Calif.--(BUSINESS WIRE)--January 26, 2009--PLX Technology, Inc. (NASDAQ:PLXT) today announced financial results for the fourth quarter and fiscal year ended December 31, 2008.

For the fourth quarter ended December 31, 2008, PLX reported net revenues of $14.2 million, a 32 percent decrease compared to the $20.8 million reported in the third quarter ended September 30, 2008, and a 36 percent decrease from the $22.1 million reported in the fourth quarter ended December 31, 2007.

“As with many companies in our industry, our revenue performance was directly impacted by our channel partner inventory reductions and broad-based decline in our customers’ demand,” said Ralph Schmitt, president and CEO of PLX. “While the economic environment is unpredictable, PLX continues its focus on executing to deliver new products and have PLX technology designed into our customers’ products. With this focus we will come out of this downturn stronger and in a better position against the competition.”

Net loss for the fourth quarter ended December 31, 2008, was $58.3 million, or $2.08 per share (diluted). This compares to net income of $798,000, or $0.03 per share (diluted), for the third quarter ended September 30, 2008. Net loss for the 12 months ended December 31, 2008, was $56.5 million or $2.00 per share (diluted), compared to net income of $1.2 million, or $0.04 per share (diluted), for the 12 months ended December 31, 2007.

The Company’s gross margin for the fourth quarter ended December 31, 2008, was 59.4 percent, as compared with 58.5 percent for the third quarter ended September 30, 2008. Gross margin for the 12 months ended December 31, 2008, was 59.6 percent as compared with 60.6 percent for the 12 months ended December 31, 2007.

Operating expenses for the fourth quarter ended December 31, 2008, were $67.4 million. Included in operating expenses were impairment charges of $54.3 million, Oxford-related acquisition costs of $756,000 and stock-based compensation and acquisition-related amortization expense of $905,000. Net of impairment and Oxford acquisition-related costs, operating expenses were $12.4 million. Operating expenses in the same quarter a year ago were $13.2 million and $11.6 million in the third quarter ended September 30, 2008. For the 12 months ended December 31, 2008, operating expenses, net of impairment and Oxford acquisition-related costs, were $51.2 million, as compared with $50.2 million for the 12 months ended December 31, 2007.

At December 31, 2008, cash and investments grew by $564,000, or one percent, to $47.1 million, from $46.6 million at December 31, 2007. The Company repurchased $6.5 million of Company common stock during 2008. The Company carries no debt.

The Oxford Semiconductor acquisition was announced on December 16, 2008, and closed on January 2, 2009. This enables PLX an adjacent vertical market growth vector into consumer storage which is synergistic with the platform PCI Express switching products. PLX has acquired all of the outstanding shares of capital stock of Oxford Semiconductor in exchange for 5,600,000 shares of common stock of PLX, and a promissory note in the aggregate principal amount of $14.2 million that will be satisfied by either the issuance of an additional 3,400,000 shares of common stock of PLX upon approval of the PLX stockholders, or the repayment of the principal amount of the note by June 30, 2009, if such stockholder approval is not obtained. PLX intends to hold a special meeting of stockholders to vote upon the issuance of PLX shares in satisfaction of the note. The registration statement for the shares was filed on Form S-3 on January 16, 2009.

Business Outlook

PLX began consolidating Oxford’s operations during the month of January. There will be charges to operating expenses for deal costs, severance costs and other adjustments needed to record the acquisition. The Company has just begun the valuation work for this acquisition and the effect on expenses in the first quarter is uncertain. The Company expects all such costs to be recorded in the first quarter.

Based on customer and channel data, PLX believes that it will have revenues of at least $14 million. However, there are identified and estimated opportunities that may come into the first quarter that could increase this number to as much as $18 million.

The Company expects that its gross margin will be in the 55-60 percent range in 2009 reflecting the slightly lower margins of the Oxford products. Through the Oxford acquisition, PLX has added design centers in the U.K. and Singapore. After obtaining significant synergies associated with the acquisition and additional cost reductions, the Company’s consolidated operating expenses will increase by as much as 20 percent over its stand-alone 2008 levels.

“We are bullish in our long-term prospects for both the core PCI Express switching business and consumer based storage interconnect business,” Schmitt said. “We have industry-leading positions and products in both of these proprietary product areas. Our new products in 2009 will extend our lead in features that will allow our customers to differentiate their products and for us to gain market share. However, we are adjusting our cost model to align with a lower revenue base due to the economic environment, which we expect to persist for at least one or two more quarters. We have already taken actions to quickly reduce our combined operating expenses by 30 percent while maintaining R&D to deliver at least four platform products during 2009.”

PLX management plans to conduct a conference call today at 2:00 p.m. PST to discuss its forth-quarter and fiscal year financial results, as well as its first-quarter outlook. A live Webcast of the conference call will be available through the Investor Relations section of the PLX Website at www.plxtech.com/investors which also can be heard live via telephone at 913.312.0398. A recorded replay of this Webcast will be available on the PLX Website beginning 5:00 p.m. PST on January 26, 2009, through 5:00 p.m. PST on February 2, 2009. To listen to the replay via telephone, call 719.457.0820 and use access code 4928444.

For the live Webcast, listeners should go to the PLX Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived Webcast is typically available one to two hours after the end of the live call.

About PLX

PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is a leading global supplier of high-performance, feature-rich, system-interconnect semiconductors, SoC and software solutions for the communications, storage, server, compute, embedded-control, and consumer markets. The Company provides a competitive advantage through an integrated combination of experience, innovative silicon, powerful design tools, and synergetic global partnerships. These inventive PLX solutions are based on established technologies including PCI Express, USB, SATA, Ethernet, and FireWire that enable our customers to develop equipment with industry-leading performance, scalability, security, and reliability, and bring their designs to market faster.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company’s estimated revenues, estimated expenses, and estimated gross margins, which are set forth under the caption “Business Outlook”, statements regarding the long-term prospects for the core PCI Express switching business and the consumer based storage interconnect business, statements regarding gaining market share, statements regarding reducing operating expenses, statements regarding future product introductions and the calling of a special meeting of the stockholders of PLX. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers which include the Company’s products, adverse economic conditions in general or those specifically affecting the Company’s markets, reduced acceptance of the Company’s PCI Express or storage products, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company’s customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2007, and our quarterly report on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

PLX TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31	December 31	September 30	December 31
	2008	2007	2008	2008	2007

Net revenues	$14,173	$22,114	$20,790	$81,068	$81,734
Cost of revenues	5,752	8,720	8,630	32,786	32,209
Gross margin	8,421	13,394	12,160	48,282	49,525

Operating expenses:
Research and development	6,802	6,618	6,000	27,091	24,373
Selling, general and administrative	6,172	6,373	5,436	24,124	24,516
Amortization of purchased intangible assets	149	241	150	742	1,279
Impairment of assets	54,272	-	-	54,272	-
Total operating expenses	67,395	13,232	11,586	106,229	50,168

Income (loss) from operations	(58,974)	162	574	(57,947)	(643)
Interest income and other, net	343	589	336	1,543	2,394

Income (loss) before provision for income taxes	(58,631)	751	910	(56,404)	1,751
Provision (benefit) for income taxes	(316)	220	112	126	577

Net income (loss)	$(58,315)	$531	$798	$(56,530)	$1,174

Basic net income (loss) per share	$(2.08)	$0.02	$0.03	$(2.00)	$0.04
Shares used to compute basic per share amounts	28,004	28,831	28,009	28,203	28,724
Diluted net income (loss) per share	$(2.08)	$0.02	$0.03	$(2.00)	$0.04
Shares used to compute diluted per share amounts	28,004	29,193	28,122	28,203	29,156

PLX TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31	December 31
	2008	2007
	(unaudited)	(unaudited)
ASSETS

Cash and investments	$47,127	$46,563
Accounts receivable, net	5,712	10,534
Inventories	7,257	7,422
Property and equipment, net	10,590	29,798
Goodwill	-	34,541
Other intangible assets	-	1,577
Other assets	6,574	5,365
Total assets	$77,260	$135,800

LIABILITIES

Accounts payable	$4,003	$4,447
Accrued compensation and benefits	2,360	2,237
Accrued commissions	475	652
Other accrued expenses	1,219	572
Total liabilities	8,057	7,908

STOCKHOLDERS' EQUITY

Common stock, par value	28	29
Additional paid-in capital	132,159	134,503
Accumulated other comprehensive loss	104	(82)
Accumulated deficit	(63,088)	(6,558)
Total stockholders' equity	69,203	127,892
Total liabilities and stockholders' equity	$77,260	$135,800

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31	December 31	September 30	December 31
	2008	2007	2008	2008	2007
Net Revenues by Geography
Americas	27%	27%	32%	31%	29%
Asia Pacific	61%	63%	53%	56%	60%
Europe	12%	10%	15%	13%	11%

	Share-Based Compensation
	(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31	December 31	September 30	December 31
	2008	2007	2008	2008	2007
Manufacturing	$12	$11	$14	$59	$54
Research and development	290	381	273	1,317	1,712
Selling, general and administrative	466	674	400	1,925	2,675
	$768	$1,066	$687	$3,301	$4,441

CONTACT:
CommonGround Communications (for PLX)
Jerry Steach, 415-222-9996
jsteach@plxtech.com
or
PLX Technology, Inc.
Arthur O Whipple, CFO, 408-774-9060
investor-relations@plxtech.com